SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FS DEVELOPMENT CORP.

PROXY CARD

The undersigned appoints Dennis Ryan as proxy, with the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated on the reverse side, all common stock of FS Development Corp. ("**FS Development**") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on February 3, 2021, at 10:00 a.m. Eastern, virtually at https://www.cstproxy.com/fsdevelopmentcorp/sm2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxy's discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 and 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on February 3, 2021, at 10:00 a.m. Eastern.

This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/fsdevelopmentcorp/sm2021

SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 6 BELOW.

Please mark vote as indicated in this example **X**

1. The Business Combination Proposal — to (a) adopt and approve the Merger Agreement, dated as of October 15, 2020 (the "Merger Agreement"), among FS Development, FSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FS Development ("Merger Sub"), Gemini Therapeutics, Inc., a Delaware corporation ("Gemini"), and Shareholder Representative Services LLC, pursuant to which Merger Sub will merge with and into Gemini, with Gemini surviving the merger as a wholly-owned subsidiary of FS Development (the "Combined Entity") and (b) approve such merger and the other transactions contemplated by the Merger Agreement (the "Business Combination"); FOR ☐ AGAINST ☐ ABSTAIN ☐

2. The NASDAQ Stock Issuance Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635 (each, a "Nasdaq Listing Rule"), (a) the issuance of up to 21,500,000 newly issued shares of FS Development Class A Common Stock, par value $0.0001 per share, in the Business Combination, which amount will be determined as described in more detail under the heading in the definitive proxy statement/prospectus titled "The Business Combination Proposal—Acquisition of Gemini; Merger Consideration" and (b) the issuance and sale of 9,506,000 newly issued shares of FS Development Class A Common Stock in a private placement concurrent with the Business Combination, to the extent such issuances would require a stockholder vote under the applicable Nasdaq Listing Rule; FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The Charter Amendment Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, a proposed second amended and restated certificate of incorporation (the "Proposed Charter"), which will amend and restate FS Development's current certificate of incorporation, dated August 11, 2020 (the "Current Charter"), and which Proposed Charter will be in effect upon the closing of the Business Combination (the "Closing"); FOR ☐ AGAINST ☐ ABSTAIN ☐

4. The Advisory Charter Proposals — to approve, on a non-binding advisory basis, the following material differences between the Proposed Charter and the Current Charter, which are being presented in accordance with the requirements of the Securities and Exchange Commission as five separate sub-proposals: FOR ☐ AGAINST ☐ ABSTAIN ☐

(a) Advisory Charter Proposal A — to increase the authorized shares of FS Development Class A Common Stock to 250,000,000 shares; FOR ☐ AGAINST ☐ ABSTAIN ☐

(b) Advisory Charter Proposal B — to increase the authorized shares of "blank check" preferred stock that the Combined Entity's board of directors could issue to discourage a takeover attempt to 10,000,000 shares; FOR ☐ AGAINST ☐ ABSTAIN ☐

(c) Advisory Charter Proposal C — to provide that certain amendments to provisions of the Proposed Charter will require the approval of at least 66⅔% of the Combined Entity's then-outstanding shares of capital stock entitled to vote on such amendment; FOR ☐ AGAINST ☐ ABSTAIN ☐

(d) Advisory Charter Proposal D — to make the Combined Entity's corporate existence perpetual as opposed to FS Development's corporate existence, which is required to be dissolved and liquidated 24 months following the closing of its initial public offering and to remove from the Proposed Charter the various provisions applicable only to specified purpose acquisition corporations contained in the Current Charter; FOR ☐ AGAINST ☐ ABSTAIN ☐

(e) Advisory Charter Proposal E — to provide that any amendment to the Amended and Restated Bylaws of the Combined Entity, a form of which is attached to the definitive proxy statement/prospectus as Annex C, will require the approval of at least 66⅔% of the Combined Entity's then-outstanding shares of capital stock entitled to vote on such amendment, provided that if the board of directors of the Combined Entity recommends approval of such amendment, such amendment will require the approval of a majority of the Combined Entity's then-outstanding shares of capital stock entitled to vote on such amendment; FOR ☐ AGAINST ☐ ABSTAIN ☐

5. The Incentive Plan Proposal — to approve, assuming the Business Combination Proposal is approved and adopted, the 2021 Stock Option and Incentive Plan, a copy of which is appended to the definitive proxy statement/prospectus as Annex D, which will become effective the day prior to the Closing; FOR ☐ AGAINST ☐ ABSTAIN ☐

6. The Adjournment Proposal — approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, or the Incentive Plan Proposal, or we determine that one or more of the closing conditions under the Business Combination is not satisfied or waived. FOR ☐ AGAINST ☐ ABSTAIN ☐

Date:____, 2021

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(Signature)

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(Signature if held Jointly)

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.